THIRD AMENDMENT TO

NOTE AND WARRANT PURCHASE AGREEMENT

and SECURED PROMISSORY NOTES

This Third Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Third Amendment”) dated as of August 3, 2012, among Marina Biotech, Inc., a Delaware corporation (the “Company”), MDRNA Research, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Research”), and Cequent Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Cequent” and, together with the Company and Research, the “Companies”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), amends (i) that certain Note and Warrant Purchase Agreement (as amended from time to time, the “Purchase Agreement”), dated as of February 10, 2012, among the Companies and the Purchasers and (ii) the Secured Promissory Notes (the “Notes”) issued to the Purchasers pursuant thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in this Third Amendment, the Companies and the Purchasers desire to amend the Purchase Agreement and the Notes as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Third Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Companies and the Purchasers hereby agree as follows:

Section 1. Satisfaction and Cancellation of Notes. By executing below, the Companies and the Purchasers hereby acknowledge and agree that if the Company, prior to December 31, 2012, effects any merger or consolidation of the Company whereby the holders of the issued and outstanding shares of Common Stock immediately prior to the consummation of such transaction hold less than fifty percent (50%) of the issued and outstanding shares of the voting securities of the surviving corporation immediately following the consummation of such transaction, the Companies will have fully satisfied their obligations to repay the entire unpaid principal balance under the Notes and all accrued and unpaid interest thereon through: (i) payment to the Purchasers (on a pro rata basis) of all sums received from the sale of surplus equipment by the Companies (net of sales expenses), such amounts to be applied promptly following sale first to interest accrued on the Notes and not yet paid and then to principal outstanding thereon; and (ii) the issuance to the Purchasers (on a pro rata basis) of an aggregate number of shares of Common Stock calculated by converting the then total outstanding principal and interest under the Notes at a value of $.28 per share of Common Stock (the “Conversion Price”) (provided such Conversion Price shall be adjusted for corporate events such as stock splits, and for subsequent financings as set forth in this Third Amendment, and provided further that if the effective price received by common shareholders of the Companies upon a merger or consolidation is less than $0.38 per share, then the Conversion Price solely with respect to principal and interest converted under the Notes will be adjusted to 75% of that effective price) (provided that this clause (ii) shall be deemed satisfied if the Purchasers have otherwise converted the Notes to Common Stock as provided in this Third Amendment). In addition, and as further consideration for this Third Amendment, the Company shall issue to the Purchasers (on a pro rata basis), promptly upon the execution of this Third Amendment, warrants to purchase up to an aggregate of 1,250,000 shares of Common Stock (the “Warrants”). The Warrants will have an initial exercise price of $0.28 per share, which is subject to adjustment (including as a result of subsequent financings completed on or prior to June 30, 2014), will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants, and otherwise have substantially the same terms and conditions as the warrants that were issued to the Purchasers upon the closing of the Purchase Agreement. Furthermore, upon the execution of this Third Amendment, the per share exercise price of the warrants heretofore issued to the Purchasers pursuant to the Purchase Agreement (including the amendments thereto) on each of February 10, 2012, April 30, 2012 and May 31, 2012 (namely to purchase up to an aggregate of 4,605,077 shares of Common Stock) shall automatically, and without any further action by the Company or the Purchasers, be reduced to $0.28. Immediately upon the issuance to the Purchasers of the consideration described in this Section 1, the Notes shall be deemed cancelled and of no further force and effect, and any obligations of the Company to the Purchasers pursuant to the Notes shall be deemed satisfied in full.

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If the Company, at any time on or prior to August 11, 2014, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue or agree to reprice (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood for purposes of the foregoing that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued or deemed issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance.

The Companies agree that at any time the Purchasers shall have the right, on notice to the Companies, to convert the Notes to an aggregate number of shares of Common Stock calculated by converting the then total outstanding principal and interest under the Notes at a value equal to the Conversion Price in effect at such time. This right may be exercised at any time and may be exercised in lieu of accepting prepayment of the Notes.

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Section 2. Amendment of Definitions. The following definitions contained in Section 1.1 of the Purchase Agreement are hereby amended as set forth below:

(a) The definition of “Transaction Documents” is hereby amended to add this “Third Amendment” as a Transaction Document.

(b) The definition of “Warrants” is hereby amended to include the Warrants that may be issued pursuant to this Third Amendment.

Section 3. Amendment of Maturity Date; Consent. (A) The parties hereto hereby agree that the Notes that were issued to the Purchasers on the Closing Date pursuant to the Purchase Agreement are hereby further amended by replacing the reference to “June 15, 2012” in clause (A) of the first paragraph thereof (as previously amended on each of April 30, 2012 and May 31, 2012 relating to the Maturity Date of the Notes) with a reference to “December 31, 2012”.

(B) The Purchasers consent to the use of the proceeds received from the Novartis license of certain technologies in the amount of one million dollars for general corporate purposes.

Section 4. Miscellaneous.

4.1 No Other Amendments. Except as otherwise expressly provided by this Third Amendment, all of the terms and conditions of each of the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

4.2 Headings. The headings herein are for convenience only, do not constitute a part of this Third Amendment and shall not be deemed to limit or affect any of the provisions hereof.

4.3 Execution. This Third Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.4 Severability. If any term, provision, covenant or restriction of this Third Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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4.5 Choice of Law. This Third Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.

4.6 Effectiveness. This Third Amendment shall be effective upon the Companies execution and receipt of the same amendment executed by all of the undersigned.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

MARINA BIOTECH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and Chief Executive Officer

MDRNA RESEARCH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

CEQUENT PHARMACEUTICALS, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

[Remainder of page intentionally left blank; signature pages for Purchasers follows]

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[PURCHASER SIGNATURE PAGES TO THIRD AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT and SECURED PROMISSORY NOTES]

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

GENESIS CAPITAL MANAGEMENT, LLC

By:	/s/ Shawn Rhynes
Name:	Shawn Rhynes
Title:	Managing Director

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[PURCHASER SIGNATURE PAGES TO THIRD AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT and SECURED PROMISSORY NOTES]

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

PEAK CAPITAL ADVISORY LIMITED

By:	/s/ Feng Bai Ye
Name:	Feng Bai Ye
Title:	Managing Director

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